Exhibit 5.1

May 28, 2021

Telesat Corporation

c/o Telesat Canada

160 Elgin Street, Suite 2100

Ottawa, Ontario, Canada

K2P 2P7

Telesat Partnership LP

c/o Telesat Canada

160 Elgin Street, Suite 2100

Ottawa, Ontario, Canada

K2P 2P7

Ladies and Gentlemen:

We are acting as Canadian counsel to Telesat Corporation (“Telesat Corporation”), a company governed by the Business Corporations Act (British Columbia) (“BCBCA”), and Telesat Partnership LP (“Telesat Partnership”), a limited partnership organized under the laws of Ontario, in connection with the Registration Statement on Form F-4 (the “Registration Statement”), which includes the proxy statement of Loral Space & Communications Inc. (“Loral”), filed with the U.S. Securities and Exchange Commission (the “SEC”) under the U.S. Securities Act of 1933, as amended (the “Securities Act”), and the rules and regulations thereunder, relating to the proposed issuance of Class A, Class B and Class C shares of Telesat Corporation (the “Shares”) and the proposed issuance of Class A, Class B and Class C units of Telesat Partnership (the “Units”) in connection with the proposed transaction (the “Transaction”) contemplated by the Transaction Agreement and Plan of Merger (the “Transaction Agreement”), dated as of November 23, 2020, by and among Loral, Telesat Corporation, Telesat Canada, Telesat Partnership, Telesat CanHold Corporation, Lion Combination Sub Corporation, Public Sector Pension Investment Board and Red Isle Private Investments Inc. This opinion is being delivered in connection with the Registration Statement, in which this opinion appears as an exhibit.

For purposes of providing this opinion, we have made such investigations and examined originals or copies certified or otherwise identified to our satisfaction of such documents, records and other documents as we have considered necessary or relevant for the purposes of this opinion, including:

(a)	the Transaction Agreement attached as Exhibit 2.1 of the Registration Statement;

(b)	the form of Articles of Telesat Corporation attached as Exhibit 3.3 of the Registration Statement (the “Articles”);

(c)	the form of Second Amended and Restated Limited Partnership Agreement of Telesat Partnership attached as Annex L to the Registration Statement (the “Partnership Agreement”);

(d)	the Registration Statement;

(e)	resolutions of the board of directors of Telesat Corporation (including in its capacity as the general partner of Telesat Partnership) relating to the Transaction; and

(f)	such other proceedings, certificates, documents, instruments and records as we have deemed necessary to enable us to render this opinion, subject to the assumptions, limitations and qualifications stated herein.

For purposes of this opinion, we have assumed with respect to all documents examined by us, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to authentic original documents of all documents submitted to us as certified, conformed, telecopied or photostatic copies and the legal capacity of all individuals who have executed any of such documents. As to any facts material to the opinions expressed herein which were not independently established or verified, we have, with your consent, relied upon oral or written statements and representations of officers and other representatives of Telesat Corporation and Telesat Partnership.

Based and relying upon and subject to the foregoing and the further qualifications, assumptions and limitations set forth herein, we are of the opinion that, when (i) the certificate of merger relating to the Transaction is filed with and accepted by the Secretary of State of the State of Delaware; (ii) the Registration Statement becomes effective under the Securities Act and provided that such effectiveness shall not have been terminated; (iii) the Articles are validly adopted by Telesat Corporation in accordance with the BCBCA, the Registrar of Companies for British Columbia issues a notice of articles reflecting the alterations made to the authorized share structure and the Articles in accordance with sections 257 and 259 of the BCBCA and provided that such Articles shall not have been amended, modified, supplemented or rescinded; and (iv) the Partnership Agreement is adopted by the partners of Telesat Partnership and provided that such Partnership Agreement shall not have been amended, modified, supplemented or terminated and remains the partnership agreement of Telesat Partnership, in each case, pursuant to the Transaction Agreement:

1.	The Shares, when issued pursuant to the Transaction Agreement, will be outstanding as validly issued, fully paid and non-assessable.

2.	The Units, when issued pursuant to the Transaction Agreement, will be outstanding as validly issued, fully paid and non-assessable.

This opinion is expressed only with respect to the laws of the Provinces of British Columbia and Ontario and of the laws of Canada applicable therein in effect on the date of this opinion. We have no responsibility or obligation to: (a) update this opinion; (b) take into account or inform the addressees or any other person of any changes in law, facts or other developments subsequent to this date that do or may affect the opinion we express; or (c) advise the addressees or any other person of any other change in any matter addressed in this opinion.

This opinion is rendered solely in connection with the Registration Statement and is expressed as of the date hereof. Our opinion is expressly limited to the matters set forth above and we render no opinion, whether by implication or otherwise, as to any other matters relating to Telesat Corporation, Telesat Partnership, the Registration Statement, the Shares or the Units. This opinion may not be used or relied upon by you for any other purpose.

We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement. We also consent to the reference to our firm under the heading “Legal Matters” in the Registration Statement. In giving this consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the SEC promulgated thereunder.

Very truly yours,

/s/ Stikeman Elliott LLP

Stikeman Elliott LLP